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                                                                    EXHIBIT 10.4

                              SEPARATION AGREEMENT
                           GENERAL RELEASE AND WAIVER

                  SEPARATION AGREEMENT and GENERAL RELEASE and WAIVER (this "Agreement") made as of December 3, 2001 (the "Execution Date"), by and between Noriko Ando (the "Employee") and Avant! Corporation, (the "Employer," together with the Employee, the "Parties").

                  WHEREAS, the Employer engaged the Employee to be an employee of the Employer;

                  WHEREAS, the Employee and the Employer are parties to an Employment Agreement, dated October 1, 2000 (the "Employment Agreement"); and

                  WHEREAS, the Parties wish to confirm the termination of the Employee's employment with the Employer and set forth their agreement as to the manner in which the Employee's employment with the Employer will be closed out.

                  NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

                  1. Confirmation of Termination. The Parties hereby now acknowledge and confirm that the Employee's employment with the Employer and its affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Affiliates" and the "Exchange Act") shall terminate as of December 3, 2001 (the "Termination Date"). The Employee hereby resigns, effective as of the Termination Date, all positions, titles, duties, authorities and responsibilities with, arising out of or relating to her employment with the Employer or its Affiliates, including all positions on the board of directors (or any committee thereof) of the Employer or its Affiliates. The Employment Agreement is hereby terminated, except only for provisions thereof that are expressly declared below to remain effective.

                  2.       Termination Payment.

                  (a) Not later than 10 days after the Termination Date, the Employer shall pay the Employee the sum of (i) one million fifty thousand dollars ($1,050,000), and (ii) any unpaid salary, expense reimbursement, previously deferred compensation, vacation pay or other regular employee benefits (but specifically excluding bonus amounts) to which the Employee may be entitled up to the Termination Date.

                  (b) All options granted by the Company and presently held by the Employee to purchase common stock of the Employer shall vest in full upon the Termination Date and shall thereafter be exercisable at any time or times until their respective expiration dates or, if earlier, upon the Effective Time (as such term is defined in the "Agreement and Plan of Merger" dated on or about the date of this Agreement among the Employer, Synopsys, Inc. and Maple Forest Acquisition LLC (the "Synopsys Acquisition").


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                  (c) The amount set forth in Section 2(a)(i) shall be referred to herein as the "Termination Payment." The Termination Payment and other amounts due under Section 2(a) shall be reduced by any required tax withholdings. The Termination Payment shall not be taken into account as compensation under, and no service credit shall be given for the Termination Payment for purposes of determining the benefits payable under, any benefit plan, program, agreement or arrangement of the Employer or its Affiliates. The Employee acknowledges that, except for the Termination Payment and other amounts payable to her under Section 2(a), the acceleration of her options under Section 2(b), and payments provided under Section 6 (entitled "Indemnification"),she is not entitled to any payment in the nature of severance or termination pay from the Employer or any of its Affiliates and is not entitled to any other amount, payment or benefit, of any nature whatsoever, from the Employer or any of its Affiliates, including, without limitation, under any employee benefit plan, program or arrangement of the Employer or its Affiliates (other than any vested benefit under the Employer's 401(k) plan) or under the Employment Agreement.

                  (d) The Employer acknowledges that its agreement to make the Termination Payment and to accelerate the vesting of the Employee's options, as described in Sections 2(a) and 2(b), respectively, reflects the Employee's agreement herein to relinquish certain valuable rights under the Employment Agreement and to undertake significant obligations not imposed on her under the Employment Agreement. By way of examples only: (1) the Employee is agreeing in
Section 5 to a post-employment covenant not to compete that substantially exceeds the scope and duration of the post-employment covenant not to compete to which she agreed in Section 3 of the Employment Agreement; (2) the Employee is relinquishing her right to receive $2,000,000 under Section 3(D) of the Employment Agreement as compensation for her covenant not to compete described in Section 3 of the Employment Agreement; (3) the Employee is releasing the Employer from any claim based on Constructive Termination of her employment as the result of a Change in Control (as those terms are defined in Section 2 of the Employment Agreement - "Constructive Termination" and "Change in Control") that occurred when Gerald C. Hsu ceased to be the Employer's CEO in July 2001; and (4) the Employee is voluntarily terminating her employment presently even though the Employee recognizes that the Synopsys Acquisition is expected to close within the next several months and that such Acquisition, if closed, would constitute a Change in Control that could give rise to a claim of Constructive Termination by the Employee. The Employer acknowledges that it does not have good cause, or any desire, to terminate the Employee's employment now or at any time prior to the anticipated closing of the Synopsys Acquisition, that it has been fully satisfied with the Employee's performance as an employee of the Employer, and that it is not aware of any basis apart from this Agreement on which it could in good faith terminate the Employee's employment now or at any time prior to the anticipated closing of the Synopsys Acquisition. The Employer further acknowledges its beliefs, based on communications with representatives of Synopsys, that (i) Synopsys does not presently expect that it will desire to retain the Employee as an employee after the closing of the Synopsys Acquisition; and (ii) the making of this Agreement will increase the likelihood that the Synopsys Acquisition will be consummated, which the Employer believes will be beneficial to the Employer and its shareholders. This Agreement nevertheless shall be effective immediately and shall not be terminated in the event that the Synopsys Acquisition fails to close for any reason.


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                  3. General Releases and Waivers

                  (a) General Release and Waiver by Employer ("RELEASE")

                      (i) Employer, on behalf of itself, its subsidiaries and Affiliates, its directors, managing directors, officers, control persons, stockholders, employees, agents, attorneys, administrators, successors and assigns (collectively, "RELEASOR"), for good and valuable consideration received from the Employee, releases and discharges the Employee and her heirs, executors, agents, attorneys, administrators, successors and assigns (collectively, "RELEASEE") from any claim or cause of action, accounts, agreements, bonds, bills, covenants, contracts, controversies, claims, damages, demands, debts, dues, extents, executions, judgments, liabilities, obligations, promises, predicate acts, reckonings, specialties, suits, sums of money, trespasses and variances, including without limitation court costs and attorneys fees, in law or in equity, which RELEASOR has as of the Execution Date against RELEASEE that are based on actions or omissions of RELEASEE occurring prior to the Execution Date which, as of the Execution Date (A) are known to RELEASOR, or
           (B) have been disclosed in a publicly available report or other document filed on or before the Execution Date with the U.S. Securities and Exchange Commission by or on behalf of RELEASEE or the Employer, or (C) have been disclosed to RELEASOR by RELEASEE or the Employer on or before the Execution Date, the information described in (A), (B) and (C) being hereinafter referred to as the "Disclosed Facts" (collectively, the "RELEASED MATTERS"). For the purposes of this paragraph, a claim against RELEASEE shall be deemed to have existed as of the Execution Date if such claim is based upon actions or omissions of RELEASEE that occurred or began prior to the Execution Date, even if (i) RELEASOR's right to damages or equitable relief on such claim had not matured as of the Execution Date; or (2) RELEASOR became entitled to additional or different legal or equitable relief on such claim after the Execution Date as a result of a continuation of the same actions or omissions or the effects thereof, and/or the passage of time, after the Execution Date, and such claim shall be deemed to include the right to any such additional or different relief.

                      (ii) THE PARTIES ACKNOWLEDGE THAT THEY ARE FAMILIAR WITH
           SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, WHICH PROVIDES AS FOLLOWS:

                      "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HER MUST HAVE MATERIALLY AFFECTED HER SETTLEMENT WITH THE DEBTOR."

                      RELEASOR EXPRESSLY WAIVES AND RELINQUISHES ANY RIGHT OR BENEFIT WHICH IT HAS OR MAY HAVE UNDER SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, OR ANY OTHER STATUTE OR LEGAL PRINCIPLE WITH SIMILAR EFFECT WITH RESPECT TO CLAIMS BASED ON OR ARISING FROM THE DISCLOSED FACTS, BUT RELEASOR


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           DOES NOT WAIVE OR RELINQUISH ANY SUCH RIGHT OR BENEFIT WITH RESPECT
           TO CLAIMS THAT ARE NOT BASED ON OR DO NOT ARISE FROM THE DISCLOSED FACTS.

                      RELEASEE acknowledges that she is aware that, after executing this RELEASE, RELEASOR or its attorneys or agents may discover facts in addition to or different from the Disclosed Facts, and that it is the intention of RELEASOR and RELEASEE not to settle and release any claim or cause of action, accounts, agreements, bonds, bills, covenants, contracts, controversies, claims, damages, demands, debts, dues, extents, executions, judgments, liabilities, obligations, promises, predicate acts, reckonings, specialties, suits, sums of money, trespasses and variances, including without limitation court costs and attorneys fees, in law or in equity, which may exist on the basis of facts other than the Disclosed Facts.

                      (iii) The RELEASED MATTERS do not include any claims for the breach by RELEASEE or any person or entity acting on her behalf of the obligations arising under this Agreement.

                      (iv) Nothing in this Release is intended to, or shall be construed or claimed to be, a license in favor of RELEASEE with respect to any property of RELEASOR, the Employer, or any other person or entity.

                      (v) This RELEASE may not be modified or amended except by an instrument in writing signed by the RELEASOR and the RELEASEE.

                  (b) General Release and Waiver by the Employee ("EMPLOYEE RELEASE").

                      (i) The Employee on behalf of herself, her heirs, executors, agents, attorneys, administrators, successors and assigns (collectively, "EMPLOYEE RELEASOR"), for good and valuable consideration received from the Employer or its Affiliates, hereby releases and discharges the Employer, its subsidiaries and Affiliates and their respective present and former directors, managing directors, officers, control persons, stockholders, employees, agents, attorneys, administrators, successors and assigns (collectively, "EMPLOYER RELEASEE"), from any claim or cause of action, accounts, agreements, bonds, bills, covenants, contracts, controversies, claims, damages, demands, debts, dues, extents, executions, judgments, liabilities, obligations, promises, predicate acts, reckonings, specialties, suits, sums of money, trespasses and variances, including without limitation court costs and attorneys fees, in law or in equity, which EMPLOYEE RELEASOR has as of the Execution Date against EMPLOYER RELEASEE that are based on actions or omissions of EMPLOYER RELEASEE occurring prior to the Execution Date which, as of the Execution Date (A) are known to EMPLOYEE RELEASOR; or (B) have been disclosed in a publicly available report or other document filed on or before the Execution Date with the U.S. Securities and Exchange Commission by or on behalf of the Employer, or (C) have been disclosed to EMPLOYEE RELEASOR by EMPLOYER RELEASEE or the Employer on or before the Execution Date, the information described in (A), (B) and (C) being hereinafter referred to as the "Facts Disclosed to EMPLOYEE RELEASOR"


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
           (collectively, the "EMPLOYEE RELEASED MATTERS"), including, without limitation, under the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, Title VII of the United States Civil Rights Act of 1964, 42 U.S.C. Section 1981, the California Fair Employment and Housing Act, California's Unruh Civil Rights Act,
           Section 51 of the California Civil Code, the California Labor Code, the California Family Rights Act, or any other Federal, state, or local law and any workers' compensation or disability claims under any such laws. This EMPLOYEE RELEASE relates to claims arising from or during Employee's employment relationship with the Employer or its Affiliates or as a result of the termination of such relationship. The EMPLOYEE RELEASOR further agrees that the EMPLOYEE RELEASOR will not file or permit to be filed on EMPLOYEE RELEASOR'S behalf any such claim. Notwithstanding the preceding sentence or any other provision of this Agreement, this EMPLOYEE RELEASE is not intended to interfere with EMPLOYEE RELEASOR's right to file a charge with the Equal Employment Opportunity Commission in connection with any claim EMPLOYEE RELEASOR believes EMPLOYEE RELEASOR may have against EMPLOYER RELEASEE. However, by executing this Agreement, EMPLOYEE RELEASOR hereby waives the right to recover in any proceeding EMPLOYEE RELEASOR may bring before the Equal Employment Opportunity Commission or any state human rights commission or in any proceeding brought by the Equal Employment Opportunity Commission or any state human rights commission on EMPLOYEE RELEASOR'S behalf. This EMPLOYEE RELEASE is for any relief, no matter how denominated, including, but not limited to, injunctive relief, wages, back pay, front pay, compensatory damages, or punitive damages. This EMPLOYEE RELEASE shall not apply to any obligation of the Employer pursuant to this Agreement, nor to any right to indemnification that the Employee may now or hereafter have under Section 6, statute, or the Employer's certificate of incorporation or bylaws.

                      Without limiting the breadth of the preceding paragraph, "EMPLOYEE RELEASED MATTERS" shall include any claim, not based on Facts Disclosed to EMPLOYEE RELEASOR, that EMPLOYEE RELEASOR may now or hereafter have against EMPLOYER RELEASEE based on any transaction described in Item 404 of Regulation S-K under the Exchange Act involving or relating to the Employer or any of its "subsidiaries" (as such term is defined in Rule 12b-2 under the Exchange Act) (i) to which the Employee or any member of her "immediate family" (as such term is defined in Rule 16a-1 under the Exchange Act) is presently a party, or (ii) in which the Employee presently has any "pecuniary interest" (as such term is defined in the next sentence). For purposes of this paragraph, the term "pecuniary interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction, including any "indirect pecuniary interest" (as such term is defined in Rule 16a-1 under the Exchange
           Act) and, for purposes of clarification, determined without regard to whether the transaction involves any securities of the Employer or any subsidiary. The Employee shall be liable to the Employer for any damages resulting to the Employer from a transaction to which the first sentence of this paragraph applies, but only to the extent of the Employee's pecuniary interest in such transaction and only if the facts concerning such transaction are not Disclosed Facts.


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                      "EMPLOYEE RELEASED MATTERS" does not include any claim
           that any heir of the Employee may now or hereafter have against EMPLOYER RELEASEE, except for any such claim that is based solely on the status of such person as an heir of the Employee.

                      (ii) THE PARTIES ACKNOWLEDGE THAT THEY ARE FAMILIAR WITH
           SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, WHICH PROVIDES AS FOLLOWS:

                      "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HER MUST HAVE MATERIALLY AFFECTED HER SETTLEMENT WITH THE DEBTOR."

                      EMPLOYEE RELEASOR, HAVING READ AND UNDERSTOOD SECTION 1542 AND BEEN ADVISED BY HER OWN COUNSEL CONCERNING SECTION 1542 AND THE LEGAL EFFECT OF A WAIVER THEREOF, EXPRESSLY WAIVES AND RELINQUISHES ANY RIGHT OR BENEFIT WHICH SHE HAS OR MAY HAVE UNDER SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, OR ANY OTHER STATUTE OR LEGAL PRINCIPLE WITH SIMILAR EFFECT WITH RESPECT TO CLAIMS BASED ON OR ARISING FROM FACTS DISCLOSED TO EMPLOYEE RELEASOR, BUT EMPLOYEE RELEASOR DOES NOT WAIVE OR RELINQUISH ANY SUCH RIGHT OR BENEFIT WITH RESPECT TO CLAIMS THAT ARE NOT BASED ON OR DO NOT ARISE FROM FACTS DISCLOSED TO EMPLOYEE RELEASOR.

                      EMPLOYER RELEASEE acknowledges that it is aware that, after executing this EMPLOYEE RELEASE, EMPLOYEE RELEASOR or her attorneys or agents may discover facts in addition to or different from the Facts Disclosed to EMPLOYEE RELEASOR, and that it is the intention of EMPLOYEE RELEASOR and EMPLOYER RELEASEE not to settle and release any claim or cause of action, accounts, agreements, bonds, bills, covenants, contracts, controversies, claims, damages, demands, debts, dues, extents, executions, judgments, liabilities, obligations, promises, predicate acts, reckonings, specialties, suits, sums of money, trespasses and variances, including without limitation court costs and attorneys fees, in law or in equity, which may exist on the basis of facts other than the Facts Disclosed to EMPLOYEE RELEASOR.

                      (iii) This EMPLOYEE RELEASE may not be modified or amended except by an instrument in writing signed by the EMPLOYEE RELEASOR and the EMPLOYER RELEASEE.

                      (iv) The EMPLOYEE RELEASED MATTERS do not include any claims for the breach by any person other than the Employee of obligations arising under this Agreement.


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                  4.       Confidential Information.

                  (a) The Employee agrees and acknowledges that the Proprietary Information and Inventions Agreement executed by her continues in full force and effect in accordance with its terms, except to the extent that Section 4(b) or
Section 5 of this Agreement expressly state a more limited scope or duration of the Employee's obligations not to disclose the Employer's confidential information or to compete with the Employer or the Synopsys Group.

                  (b) The Employee recognizes that as an Employee of the Company she has had access to secret and confidential information regarding the Company, its products, customers and plans relating to the electronic design automation industry. The Employee acknowledges that such information is of great value to the Company, and is the sole property of the Company and that such information has been acquired by her in confidence. In consideration of the obligations undertaken by the Company as set forth herein, the Employee will not, at any time, for a period of one year after the Termination Date, reveal, divulge or make known, except as authorized by the Company or required on its behalf or required pursuant to legal or administrative processes, any information of a confidential nature concerning the Company's business involving the EDA industry acquired by the Employee during the course of her employment to any competitor to the Company in the EDA industry. Notwithstanding the preceding sentence, the Employee's obligation not to disclose trade secrets shall instead continue until the fourth anniversary of the Termination Date with respect to trade secrets related to the Employer's technology or financial information, or to the pricing or other material terms or conditions of agreements between the Employer and any of its customers.

                  5.       Covenant Not to Compete.

                  (a) The parties confirm that it is reasonably necessary for the protection of the Employer that the Employee agree, and accordingly, the Employee does hereby agree that she will not, directly or indirectly, except for the benefit of the Employer, at any time during her employment hereunder and thereafter for a period of four years from the date of termination of this Agreement, provided the Employer shall duly perform its obligations to the Employee pursuant to this Agreement:

           (i) Become an officer, director, partner, associate, employee, owner, agent, creditor, independent contractor, co-venturer or otherwise, or be interested in or associated with any other corporation, firm or business engaged, in any geographical area in which the Employer (or, after the Synopsys Acquisition closes, if ever, Synopsys, Inc.) and their respective subsidiaries and Affiliates (the "Synopsys Group") is then engaged, in making or selling one or more products competitive with a product or products then being made or sold by the Employer or the Synopsys Group in the EDA industry, which products made or sold by the Employer or the Synopsys Group accounted for at least 1% of the annual sales of either the Employer or Synopsys, Inc. (including in each case their respective subsidiaries and affiliates) during the four fiscal quarter period ending with the last fiscal quarter completed prior to the Termination Date;


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
           (ii) Solicit, cause or authorize, directly or indirectly, to be solicited for or on behalf of herself or third parties, from parties who were customers of the Employer in the EDA industry at any time within one year prior to the cessation of her employment hereunder, any business competitive to the business transacted by the Employer with such customers in the EDA industry;

           (iii) Accept or cause or authorize, directly or indirectly, to be accepted for or on behalf of herself or third parties, any such business in the EDA industry from any such customers of the Employer as defined in the preceding subsection;

           (iv) Solicit, or cause or authorize, directly or indirectly, to be solicited for employment for or on behalf of herself or third parties, any persons who served in a full-time employee capacity at any time within six months prior to the cessation of her employment hereunder, the parties agree that the restrictions set forth in this subsection shall not apply to any solicitation directed by the Employee at the public in general in publications available to the public in general or any contact which Employee can demonstrate was initiated by such employee, nor to any solicitation of Yvonne Liu (after the merger agreement governing the Synopsys Acquisition has been terminated as provided therein, or at least six months after the Synopsys Acquisition has closed), Kevin Liu, David Huang, D.J. Ma or any relative of the Employee.

           (v) Take any public position contrary to a public position taken by the Board of Directors of Employer, provided that the foregoing shall not apply to actions taken by the Employee to enforce her rights under this Agreement or to testimony or the production of documents by the Employee which may be required by legal process.

                   (b) The Employee agrees that any breach or threatened breach by her of any provisions of this Section 5 shall entitle the Employer, in addition to any other legal or equitable remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach.

                   (c) This Section 5 shall not be construed to prevent the Employee from owning in the aggregate an amount not exceeding three per cent (3%) of the issued and outstanding voting securities of any class of any corporation which is in competition with the Employer in the EDA industry whose voting capital stock is traded on a national securities exchange or in the over-the-counter market. For this purpose "outstanding voting securities" shall be deemed to include the voting securities issuable upon conversion of a corporation's outstanding convertible securities, whether or not immediately convertible, and the voting securities of a corporation issuable upon exercise of outstanding warrants and options to acquire voting securities, whether or not immediately exercisable, and "voting securities" of a corporation shall be deemed to include securities convertible into or exercisable for voting capital stock, valued at the number of shares such securities are convertible into or exercisable for the purpose of determining percentage ownership of outstanding voting securities.

                   (d)     [Intentionally omitted.]


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                   (e)     [Intentionally omitted.]

                   (f) Notwithstanding anything in this Agreement to the contrary, if the Employee violates any of the provisions of paragraph (a) hereof during the four year period beginning on the Termination Date and fails to cease such violation and to remedy the consequences of such violation within ninety days after notice from the Employer or the Synopsys Group specifying such violation and if the Employer or the Synopsys Group obtains a final judgment from a court of competent jurisdiction to the effect that the Employee has violated a provision of paragraph (a) and has failed to cease such violation and to remedy the consequences of such violation within ninety days after notice from the Employer or the Synopsys Group, the Employee agrees that she will reimburse the Employer, immediately, for the amount of the Termination Payment. The preceding sentence states the Employer's exclusive monetary remedy for such a breach. In no event shall the Employee's aggregate liability for any breach or breaches of any obligations under this Agreement exceed the amount of the Termination Payment received by her.

                   (g) For the purpose of this Section 5, a company, entity or person shall be deemed in competition with the Employer or the Synopsys Group if such company, entity or person engages in the EDA industry or, to the knowledge of the Employee, has definitive plans to engage in the EDA industry.

                   (h) Employee represents and warrants that, as of the Termination Date, to the best of her knowledge after exercising reasonable care, she is not in possession of any non-public Employer documents or other material tangible or intangible Employer property, including non-public information stored in computers or on computer disks, and non-public recorded or graphic matter, obtained during her employment with Employer ("Employer Information"). Employee covenants that to the extent that, at any time following the Termination Date, she discovers Employer Information that was inadvertently retained by her, she will promptly destroy such Employer Information.

                   (i) The restrictions imposed on the Employee's activities under this Section 5 shall not be interpreted to restrict any activities of the Employee that are not materially related to the EDA industry, nor to the Employee's donation of any money, property or services to any educational, scientific or religious organization as defined in Section 501(c)(3) of the Internal Revenue Code, as amended (or any such organization that would fall within such definition if the entire world were part of the United States).

                   (j) The Employee hereby agrees that it is impossible to measure in money the damages which will accrue to the Employer or the Synopsys Group by reason of a failure by the Employee to perform any of her obligations under this Section 5. Accordingly, notwithstanding Section 7 of this Agreement, if the Employer or the Synopsys Group institutes any action or proceeding to enforce the provisions hereof, to the extent permitted by applicable law, the Employee hereby waives the claim or defense that the Employer or the Synopsys Group has an adequate remedy at law, and the Employee shall not urge in any such action or proceeding the claim or defense that any such remedy at law exists.


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
                  6.       Indemnification.

                  Section 5 of the Employment Agreement is set forth below for convenient reference:

         To the fullest extent not inconsistent with applicable law, in the event that the Employee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that she is or was a director, officer, consultant, employee or agent of the Company or any of its subsidiaries, or is or was serving at the request of the Company as a director, officer, consultant, employee or agent of another Company, partnership, joint venture, trust or other enterprise, the Company shall indemnify the Employee and hold her harmless, against all expenses (including costs and attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by her in connection with such action, suit or proceeding if she acted in good faith and in a manners he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Employee did not act in good faith and in a manner which she reasonably believed to be in or not opposed to the best interest of the Company, or that, with respect to any criminal action or proceeding, the Employee had reasonable cause to believe that her conduct was unlawful. The provisions of this Section 5 shall not be deemed exclusive of any other rights of indemnification to which the Employee maybe entitled or which may be granted to her, and it shall be in addition to any rights of indemnification to which she may be entitled under any policy of insurance. The provisions of this Section 5 shall continue in effect after the Employee has ceased to be an officer, employee or agent of the Company, shall inure to the benefit of the Employee's heirs, executors, administrators and in testate distributes [sic] and shall survive the termination of this Agreement under all circumstances.

         All litigation or inquiries by third parties (for example, but not limited to, those by shareholders - direct or derivative - or government agencies) arising out of or in connection with this Agreement or the Employee's performance hereunder, against either the Company or the Employee or both, shall be defended or opposed by the parties hereto, as the case may be, to support this Agreement, and the costs, fees and expenses thereof, including fees of counsel for the parties, shall be borne by the Company.

         Notwithstanding the foregoing provisions of this Section 5, during the term of the Employee's employment hereunder and during such time she continues as an officer, the Company agrees to maintain substantially the same Officers' liability insurance in place on the date hereof and shall increase such coverage in the event the Employee determines that it is in the best interest of the Company to have such increased coverage.

                  Section 5 of the Employment Agreement, as set forth above, shall remain fully effective after the Termination Date, and the Employee shall further be entitled to indemnification as may be provided by statute or the Employer's certificate of incorporation or bylaws. The Employee shall not unreasonably withhold her consent to the settlement of any litigation or other proceeding as to which the Employee is indemnified under this Section 6 or any other indemnification provision, provided that such settlement will not require payment of any material amount by the Employee or otherwise result in a material detriment to the Employee.

                  7.       Arbitration

                  Except for any controversy or claim between the Company and Employee to which Section 5(i) applies, any controversy or claim between the Employer and Employee, their representatives, heirs, successors and assigns, arising out of or relating to this Agreement or any breach or asserted breach hereof or questioning the validity and binding effect hereof shall be determined by arbitration conducted in San Francisco in accordance with the Rules of the American Arbitration Association then obtaining, and judgment upon any award rendered may be entered in any court having jurisdiction thereof. The decision of the arbitrators shall be final and binding upon the parties hereto. All of the Employee's costs and expenses (including attorneys, fees) arising out of or in connection with any matters submitted to arbitration pursuant to this subsection shall be paid by the Employer, unless the award of the arbitrators shall explicitly find that the Employee's claim or her defense against a claim by the Employer was frivolous and completely without merit, in which case the Employee shall pay the costs and expenses (including, without limitation, reasonable attorneys, fees) incurred by the Employer in such connection.

                  8.       No Admission

                  This Agreement does not constitute an admission of liability or wrongdoing of any kind by the Employer or its Affiliates.

                  9.       Heirs and Assigns

                  The terms of this Agreement shall be binding on the Parties hereto and their respective successors and assigns.

                  10.      General Provisions

                  (a)      Notice

                  Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and shall be deemed to be given when delivered personally or four days after it is mailed by registered or certified mail, postage prepaid, return receipt requested or one day after it is sent by a reputable overnight courier service and, in each case, addressed as follows (or if it is sent through any other method agreed upon by the Parties):

                  If to the Employee:

                  Noriko Ando
                  2-8-16 Ozenjihlgashi Asao-ku
                  Kawasaki-shi, Kanagawa 215-0018
                  Japan

                  With a copy to:

                  Eric A. Brill, Esq.
                  3535 Clay Street
                  San Francisco, CA 94118

                  If to the Employer:

                  At its then-current United States headquarters office.

                  Or to such other address as any party hereto may designate by notice to the other.

                  (b)      Integration

                  This Agreement constitutes the entire understanding of the Employer and the Employee with respect to the subject matter hereof and supersedes all prior understandings, written or oral, including the Employment Agreement (except for those sections of the Employment Agreement that remain in effect as expressly provided herein). The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by the Parties hereto. A failure of the Employer or the Employee to insist on strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision hereof. In the event that any provision of this Agreement is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

                  (c)      Choice of Law

                  THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

                  (d)      Construction of Agreement

                  The Parties hereto acknowledge and agree that each Party has reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to contribute to its revision. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both Parties hereto and not in favor or against either Party.

                  (e)      Counterparts

                  This Agreement may be executed in any number of counterparts and by different Parties on separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

                  10.      Acknowledgement

                  The Employee acknowledges that, by the Employee's free and voluntary act of signing below, the Employee has had an opportunity to consult with attorneys and other advisers of her choosing regarding this Agreement, has reviewed all of the terms of this Agreement and fully understands all of its provisions, including, without limitation, the general release and waiver set forth therein, and agrees to all of the terms of this Agreement and intends to be legally bound thereby.

                                        Avant! Corporation


                                        /s/ Clayton Parker
                                        -----------------------------------
                                        Name:   Clayton Parker
                                        Title:  General Counsel


                                        /s/ Noriko Ando
                                        -----------------------------------
                                        Noriko Ando